     As filed with the Securities and Exchange Commission on June 5, 1997

                                                            REGISTRATION NO. 33-
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D. C. 20549

                              -------------------

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                              -------------------

                          DATAWARE TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)

         DELAWARE                                        06-1232140
(State or other jurisdiction                          (I.R.S. Employer
   of incorporation)                                 Identification No.)

                222 THIRD STREET, CAMBRIDGE, MASSACHUSETTS 02142
                    (Address of Principal Executive Offices)

                              -------------------

                           1993 EQUITY INCENTIVE PLAN
                            (Full title of the plan)

                                DANIEL M. CLARKE
                   Vice President, Finance and Administration
                          Dataware Technologies, Inc.
                                222 Third Street
                         Cambridge, Massachusetts 02142
                                 (617) 621-0820
           (Name, address and telephone number of agent for service)

                                with copies to:

                               MATTHEW C. DALLETT
                               Palmer & Dodge LLP
                               One Beacon Street
                          Boston, Massachusetts 02108
                                 (617) 573-0303



                        CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------------------
 Title of each class of securities to     Amount to be          Proposed         Proposed maximum        Amount of
          be registered                    registered       maximum offering     aggregate offering   registration fee
                                                           price per share(1)        price(1)
----------------------------------------------------------------------------------------------------------------------
Common Stock, $0.01 par value           500,000 shares(2)               $3.375        $1,687,500.00            $511.37
----------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of determining the registration fee and computed pursuant to Rule 457(h) and based upon the average of the high and low sale prices on May 30, 1997 as reported by the Nasdaq National Market System.
(2) This Registration Statement registers an additional 500,000 shares under the 1993 Equity Incentive Plan, under which 2,493,827 shares have previously been registered (SEC File Nos. 33-70498 and 33-79824).

                                    PART II
              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Statement Regarding Incorporation by Reference of Information from Effective
----------------------------------------------------------------------------
Registration Statement
----------------------

This Registration Statement registers additional securities of the same class as other securities for which registration statements filed on Form S-8 relating to the 1993 Equity Incentive Plan are already effective. Pursuant to General Instruction E of this Form, the Registrant incorporates by reference into this Registration Statement the contents of the Registrant's Registration Statement on Form S-8 (Registration No. 33-70498) as filed with the Commission on October 19, 1993 and the Post-Effective Amendment No. 1 thereto as filed with the Commission on March 14, 1994, including exhibits thereto.


ITEM 8.  EXHIBITS.

         See Exhibit Index on page 5.

                                  SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts, on this 23rd day of May, 1997.

                                   DATAWARE TECHNOLOGIES, INC.


                                      By: /s/ Daniel M. Clarke
                                          -------------------------------
                                              Daniel M. Clarke
                                              Vice President, Finance and
                                              Administration


                               POWER OF ATTORNEY


     We, the undersigned officers and directors of Dataware Technologies, Inc. hereby severally constitute and appoint Kurt Mueller, Daniel M, Clarke and Matthew C. Dallett, and each of them singly, our true and lawful attorneys-in-fact, with full power to them in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8 including any post-effective amendments thereto), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

       SIGNATURE                   TITLE                       DATE
       ---------                   -----                       ----


/s/ Kurt Mueller              Director and Principal        May 23, 1997
------------------------      Executive Officer
Kurt Mueller


/s/ Daniel M. Clarke          Principal Financial and       May 23, 1997
------------------------      Accounting Officer
Daniel M. Clarke


/s/ Jeffrey O. Nyweide             Director                 May 23, 1997
------------------------
Jeffrey O. Nyweide


/s/ Stephen H. Beach               Director                 May 23, 1997
------------------------
Stephen H. Beach

       SIGNATURE                   TITLE                       DATE
       ---------                   -----                       ----

/s/ William R. Lonergan            Director                 May 23, 1997
------------------------
William R. Lonergan



/s/ Julie M. Donahue               Director                 May 23, 1997
------------------------
Jule M. Donahue

                                 EXHIBIT INDEX
                                 -------------


  EXHIBIT                                                                  PAGE
  NUMBER         DESCRIPTION                                              NUMBER
  -------        -----------                                              ------
5              Opinion of Palmer & Dodge as to the legality of the
               securities registered hereunder.                             6

23.1           Consent of Coopers & Lybrand, independent certified
               public accountants.                                          8

23.2           Consent of Palmer & Dodge (contained in Opinion of
               Palmer & Dodge filed as Exhibit 5).                          6

24             Power of Attorney (set forth on the Signature Page to
               this Registration Statement).                               3-4